Exhibit 99.1

Sealed Air Corporation
2415 Cascade Pointe Boulevard
Charlotte, North Carolina 28208
		Investor Contact:	Media Contact:
For release:	September 7, 2017	Lori Chaitman	Ken Aurichio
		704-503-8841	917-693-5417

SEALED AIR CEO TO RETIRE AT THE END OF 2017

Edward L. Doheny II will Assume the Role of CEO and President January 1, 2018

Doheny will Join Sealed Air as Director, COO and CEO-Designate on September 18, 2017

CHARLOTTE, N.C. — September 7, 2017 – Sealed Air Corporation (NYSE: SEE) today announced that Jerome A. Peribere, Chief Executive Officer and President, has advised the Company’s Board of Directors of his intent to retire at the end of December 2017. As part of this planned succession, the Board simultaneously elected Edward (Ted) L. Doheny II Chief Operating Officer and CEO-Designate, and elected him as a Director of the Company effective as of September 18, 2017. As COO of the Company, Mr. Doheny will have responsibility for the operating businesses and Supply Chain network and will report to Mr. Peribere. In addition, Mr. Doheny will work on transitioning with Mr. Peribere until December 31, 2017, and will then assume the role of CEO and President, effective January 1, 2018.

William J. Marino, Chairman of the Board of Directors of Sealed Air, said: “Under Jerome’s ‘Change the Game and Get Fit’ initiatives, Sealed Air has both exceeded performance expectations and positioned itself well for the future. He has led our transformation from a products-based company to a knowledge-based company, created a more unified organization through Sealed Air’s rebranding, dramatically improved employee engagement, and inspired a culture obsessed with customer value creation and a renewed commitment to sustainability. He also implemented new financial disciplines – all of which have greatly improved our quality of earnings and shareholder value.”

Mr. Marino continued; “Moving forward, we are extremely pleased that Ted Doheny is joining the Company. He is an experienced and transformational leader with a proven ability to drive profitable innovation-based growth strategies. The Board is confident that Ted is the right person to lead the next generation of growth and we look forward to his leadership.”

Mr. Doheny served as Chief Executive Officer of Joy Global until its sale to Komatsu in May 2017. Before becoming Chief Executive Officer of Joy Global in December 2013, he was an Executive Vice President at Joy Global, as well as President and Chief Operating Officer of its Underground Equipment division. Prior to joining Joy Global in May 2006, Mr. Doheny spent 21-years with Ingersoll-Rand, where he held a variety of senior executive positions with global responsibility, including President of Air Solutions and President of Industrial Technologies.

About Sealed Air

Sealed Air Corporation is a knowledge-based company focused on packaging solutions that help our customers achieve their sustainability goals in the face of today’s biggest social and environmental challenges. Our portfolio of widely recognized brands, including Cryovac® brand food packaging solutions and Bubble Wrap® brand cushioning, enable a safer and less wasteful food supply chain and protect valuable goods shipped around the world. Sealed Air generated $4.2 billion in sales in 2016 and has approximately 14,000 employees who serve customers in 117 countries. To learn more, visit www.sealedair.com.

Website Information

We routinely post important information for investors on our website, www.sealedair.com, in the “Investor Relations” section. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 concerning our business, consolidated financial condition and results of operations. Forward-looking statements are subject to risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially from these statements. Therefore, you should not rely on any of these forward-looking statements. Forward-looking statements can be identified by such words as “anticipates,” “believes,” “plan,” “assumes,” “could,” “should,” “estimates,” “expects,” “intends,” “potential,” “seek,” “predict,” “may,” “will” and similar references to future periods. All statements other than statements of historical facts included in this press release regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expected future operating results, expectations regarding the results of restructuring and other programs, anticipated levels of capital expenditures and expectations of the effect on our financial condition of claims, litigation, environmental costs, contingent liabilities and governmental and regulatory investigations and proceedings. The following are important factors that we believe could cause actual results to differ materially from those in our forward looking statements: the tax benefits associated with the Settlement agreement (as defined in our 2016 Annual Report on Form 10-K), global economic and political conditions, changes in our credit ratings, changes in raw material pricing and availability, changes in energy costs, competitive conditions, the success of our restructuring activities, currency translation and devaluation effects, the success of our financial growth, profitability, cash generation and manufacturing strategies and our cost reduction and productivity efforts, the success of new product offerings, the effects of animal and food-related health issues, pandemics, consumer preferences, environmental matters, regulatory actions and legal matters, and the other information referenced in the “Risk Factors” section appearing in our most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, and as revised and updated by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement made by us is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.